UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2025

Zymeworks Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41535	88-3099146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Patriot Drive, Suite A Middletown, Delaware	19709
(Address of principal executive offices)	(Zip Code)

(302) 274-8744

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ZYME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2025, Mr. Scott Platshon submitted his resignation from the board of directors (the “Board”) of Zymeworks Inc. (the “Company”), effective immediately. Mr. Platshon’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01 Other Events.

On November 18, 2025, the Company issued a press release announcing a strategic initiative focused on optimizing future cash flows from Ziihera® (zanidatamab-hrii), other licensed products and other healthcare assets, as well as that its Board had authorized a share repurchase program under which the Company may repurchase up to $125.0 million of the Company’s common stock, par value $0.00001 per share (the “Share Repurchase Program”). A copy of the press release announcing the Company’s strategic initiative and the Share Repurchase Program is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference, except for the Financial Condition Information (defined below), which information is furnished as described under Item 7.01 of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

Assuming the full execution of the $125.0 million Share Repurchase Program, the Company currently expects its existing cash resources of $299.4 million, as of September 30, 2025, when combined with the inclusion of anticipated milestone payments associated with potential approvals of Ziihera in gastroesophageal adenocarcinoma in the United States, Europe, Japan and China, will enable it to fund planned operations beyond 2028. This anticipated cash runway does not take into account any contribution from additional future milestone payments or royalties related to Ziihera, other current licensed product candidates or contributions from future partnerships and collaborations (such information, the “Financial Condition Information”).

On November 18, 2025, the Company issued a press release announcing the appointment of Mr. Platshon as the Company’s Acting Chief Investment Officer. A copy of the press release announcing such appointment is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.2 are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act or the Exchange Act, regardless of any general incorporation language contained in such, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are identified by such words as “believe,” “expect,” “anticipate” and words of similar import and are based on current expectations that involve risks and uncertainties, such as the Company’s plans, projections, objectives, expectations and intentions. All statements other than historical or current facts are forward-looking statements, including, without limitation, statements about the anticipated sufficiency of existing cash resources and certain anticipated regulatory milestone payments to fund Zymeworks’ planned operations beyond 2028, assuming the potential full execution of the Share Repurchase Program. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Forward-looking statements speak only as of the date they are made, and the Company is not under any obligation and expressly disclaims any obligation to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 18, 2025.

99.2	Press Release, dated November 18, 2025

104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYMEWORKS INC.
(Registrant)

Date: November 18, 2025	By:	/s/ Kenneth Galbraith
	Name: Title:	Kenneth Galbraith Chair, President and Chief Executive Officer